Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-224637) of Chevron Corporation, and the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-212894, 333-212893, 333-202203, 333-190422, 333-190421, 333-172428, 333-171066, 333-152846, 333-128734, 333-128733, 333-127570, 333-127569, 333-127568, 333-127567, 333-127566, 333-127565, 333-127564, 333-127563, 333-127561, 333-127560, 333-127559, 333-127558, 333-122121, 333-26731, 333-105136, 333-102269, 333-72672, 333-46261, 333-21805, 333-21807, 333-21809, 333-02011) of Chevron Corporation of our report dated February 21, 2020 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 21, 2020

E-2